Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Sonic Solutions of our report dated November 17, 2004, except for Note 16, for which the date is December 17, 2004, relating to the financial statements of the Consumer Software Division, a division of Roxio, Inc., which appears in the Current Report on Form 8-K/A filed by Sonic Solutions on February 23, 2005.

/s/ PriceWaterhouse Coopers LLP

San Jose, CA
September 13, 2005